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                                  EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

SUBSIDIARY                                                STATE OF INCORPORATION
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West Suburban Bank                                        Illinois

West Suburban Insurance Services, Inc.                    Illinois

WSUB Inc.                                                 Illinois

Melrose Holdings, Inc.                                    Illinois